Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2022

EARNINGS PER DILUTED SHARE OF $3.36

Operating Ratio Improves to 69.1%

THOMASVILLE, N.C. (October 26, 2022) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2022. The financial results for the third quarter of 2022 include a one-time reduction in salaries, wages and benefit expense of $15.8 million attributable to the termination of the employment agreement with the Company's Executive Chairman in August 2022. While our Executive Chairman remains employed by the Company, the termination of this agreement eliminated the accrued obligations for certain post-employment benefits.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2022	2021	% Chg.	2022	2021	% Chg.
Total revenue	$1,603,690	$1,400,046	14.5%	$4,768,418	$3,845,970	24.0%
LTL services revenue	$1,582,952	$1,378,339	14.8%	$4,703,392	$3,787,721	24.2%
Other services revenue	$20,738	$21,707	(4.5)%	$65,026	$58,249	11.6%
Operating income	$496,080	$383,410	29.4%	$1,410,403	$1,019,111	38.4%
Operating ratio	69.1%	72.6%		70.4%	73.5%
Net income	$377,401	$286,634	31.7%	$1,053,230	$755,569	39.4%
Diluted earnings per share	$3.36	$2.47	36.0%	$9.26	$6.48	42.9%
Diluted weighted average shares outstanding	112,295	116,162	(3.3)%	113,747	116,656	(2.5)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s third quarter financial results included double-digit growth in both revenue and profitability. We also improved our operating ratio on a year-over-year basis for the eleventh straight quarter. These results reflect our continued ability to deliver value to our customers by providing superior service at a fair price. Consistently executing on this key element of our long-term strategic plan, regardless of the economic environment, is critical to our ability to win long-term market share.

“Our revenue increased 14.5% during the third quarter of 2022 due primarily to the 17.4% increase in LTL revenue per hundredweight, which more than offset the 2.6% decrease in LTL tons. LTL revenue per hundredweight, excluding fuel surcharges, increased 7.2% despite freight mix changes that generally had the effect of reducing this metric. The improvement in yield reflects our long-term strategy of obtaining consistent increases to offset our cost inflation while also supporting our ongoing investments in capacity. Delivering superior service is required to support our yield-management strategy, and we were pleased to provide our customers with 99% on-time service and a cargo claims ratio of 0.2% during the third quarter.

- MORE -

ODFL Reports Third Quarter Financial Results

October 26, 2022

“Our operating ratio improved to 69.1% for the third quarter of 2022. The increase in yield and our disciplined control over costs allowed us to improve both our direct operating costs and overhead costs as a percent of revenue during the quarter. Our salaries, wages and benefit costs as a percent of revenue improved to 42.1% from 46.4% in the third quarter of 2021, and our purchased transportation costs improved 160 basis points to 2.1% of revenue. These improvements more than offset the increase in operating supplies and expenses as a percent of revenue that primarily resulted from the significant increase in the cost of diesel fuel and other petroleum-based products during the quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $514.2 million for the third quarter of 2022 and $1.3 billion for the first nine months of the year. The Company had $216.7 million in cash and cash equivalents at September 30, 2022.

Capital expenditures were $181.7 million for the third quarter of 2022 and $504.8 million for the first nine months of the year. The Company expects its aggregate capital expenditures for 2022 to total approximately $720 million, including planned expenditures of $300 million for real estate and service center expansion projects; $350 million for tractors and trailers; and $70 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the third quarter of 2022 through its share repurchase and dividend programs. For the first nine months of this year, the cash utilized for shareholder return programs included $1.1 billion of share repurchases and $101.4 million of cash dividends.

Summary

Mr. Gantt concluded, “The Old Dominion team delivered revenue growth and operating ratio improvement during the third quarter that helped produce the 36.0% increase in our earnings per diluted share. These financial results reflect the consistent execution of our long-term strategic plan, which has continued to differentiate Old Dominion from others in our industry. We are fully committed to this plan and remain focused on providing our customers with superior service at a fair price. We must also continue to invest in our OD Family of employees, our fleet, and our service center network to support our long-term growth initiatives. We have the financial strength to support these initiatives and, despite uncertainty with the domestic economy, we believe these ongoing investments are necessary to drive the long-term success of our business and increase shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 2, 2022, at (877) 344-7529, Access Code 3324067.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to public health epidemics, pandemics and similar outbreaks, including the continuing impact of the COVID-19 pandemic; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of new equipment, including regulatory changes and supply constraints that could impact the cost of these assets; (6) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (7) the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (8) seasonal

- MORE -

ODFL Reports Third Quarter Financial Results

October 26, 2022

trends in the less-than-truckload (“LTL“) industry, including harsh weather conditions and disasters; (9) the availability and cost of capital for our significant ongoing cash requirements; (10) decreases in demand for, and the value of, used equipment; (11) our ability to successfully consummate and integrate acquisitions; (12) the costs and potential liabilities related to our international business relationships; (13) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (14) the competitive environment with respect to our industry, including pricing pressures; (15) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (16) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (17) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (18) our ability to retain our key employees and continue to effectively execute our succession plan; (19) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (20) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (21) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (22) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”) could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (23) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (24) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (25) the effects of legal, regulatory or market responses to climate change concerns; (26) the increase in costs associated with healthcare legislation and other mandated benefits; (27) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (28) the impact of changes in tax laws, rates, guidance and interpretations; (29) the concentration of our stock ownership with the Congdon family; (30) the ability or the failure to declare future cash dividends; (31) fluctuations in the amount and frequency of our stock repurchases; (32) volatility in the market value of our common stock; (33) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (34) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

- MORE -

ODFL Reports Third Quarter Financial Results

October 26, 2022

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2022		2021		2022		2021
Revenue	$1,603,690	100.0%	$1,400,046	100.0%	$4,768,418	100.0%	$3,845,970	100.0%

Operating expenses:
Salaries, wages & benefits	675,084	42.1%	649,685	46.4%	2,060,983	43.2%	1,806,862	47.0%
Operating supplies & expenses	217,260	13.5%	146,509	10.5%	645,329	13.5%	408,242	10.6%
General supplies & expenses	45,951	2.9%	37,312	2.7%	120,580	2.5%	102,907	2.7%
Operating taxes & licenses	35,753	2.2%	34,028	2.4%	105,781	2.2%	98,550	2.6%
Insurance & claims	17,491	1.1%	15,674	1.1%	50,562	1.1%	43,579	1.1%
Communications & utilities	10,288	0.6%	8,738	0.6%	30,062	0.6%	25,324	0.7%
Depreciation & amortization	68,347	4.4%	65,160	4.7%	203,997	4.4%	193,094	5.0%
Purchased transportation	34,453	2.1%	52,037	3.7%	129,634	2.7%	130,678	3.4%
Miscellaneous expenses, net	2,983	0.2%	7,493	0.5%	11,087	0.2%	17,623	0.4%

Total operating expenses	1,107,610	69.1%	1,016,636	72.6%	3,358,015	70.4%	2,826,859	73.5%

Operating income	496,080	30.9%	383,410	27.4%	1,410,403	29.6%	1,019,111	26.5%

Non-operating expense (income):
Interest expense	997	0.1%	371	0.0%	1,283	0.0%	1,343	0.0%
Interest income	(1,333)	(0.1)%	(178)	(0.0)%	(1,933)	(0.0)%	(660)	(0.0)%
Other expense, net	351	0.0%	266	0.0%	1,706	0.0%	1,781	0.1%

Income before income taxes	496,065	30.9%	382,951	27.4%	1,409,347	29.6%	1,016,647	26.4%

Provision for income taxes	118,664	7.4%	96,317	6.9%	356,117	7.5%	261,078	6.8%

Net income	$377,401	23.5%	$286,634	20.5%	$1,053,230	22.1%	$755,569	19.6%

Earnings per share:
Basic	$3.38		$2.48		$9.32		$6.52
Diluted	$3.36		$2.47		$9.26		$6.48

Weighted average outstanding shares:
Basic	111,569		115,411		113,012		115,906
Diluted	112,295		116,162		113,747		116,656

- MORE -

ODFL Reports Third Quarter Financial Results

October 26, 2022

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2022	2021	% Chg.	2022	2021	% Chg.
Work days	64	64	0.0%	192	191	0.5%
Operating ratio	69.1%	72.6%		70.4%	73.5%
LTL intercity miles (1)	190,626	184,812	3.1%	568,960	524,924	8.4%
LTL tons (1)	2,556	2,625	(2.6)%	7,881	7,555	4.3%
LTL tonnage per day	39,941	41,020	(2.6)%	41,047	39,556	3.8%
LTL shipments (1)	3,274	3,413	(4.1)%	10,013	9,624	4.0%
LTL shipments per day	51,162	53,335	(4.1)%	52,149	50,388	3.5%
LTL revenue per intercity mile	$8.29	$7.47	11.0%	$8.29	$7.24	14.5%
LTL revenue per hundredweight	$30.90	$26.31	17.4%	$29.93	$25.17	18.9%
LTL revenue per hundredweight, excluding fuel surcharges	$24.15	$22.52	7.2%	$23.65	$21.76	8.7%
LTL revenue per shipment	$482.46	$404.65	19.2%	$471.13	$395.16	19.2%
LTL revenue per shipment, excluding fuel surcharges	$377.14	$346.46	8.9%	$372.23	$341.69	8.9%
LTL weight per shipment (lbs.)	1,561	1,538	1.5%	1,574	1,570	0.3%
Average length of haul (miles)	932	940	(0.9)%	935	933	0.2%
Average active full-time employees	24,587	22,682	8.4%	24,586	21,594	13.9%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$216,727	$462,564
Short-term investments	158,829	254,433
Other current assets	735,641	666,790
Total current assets	1,111,197	1,383,787
Net property and equipment	3,491,511	3,215,686
Other assets	208,685	222,071
Total assets	$4,811,393	$4,821,544

Current maturities of long-term debt	$20,000	$—
Other current liabilities	619,327	464,234
Total current liabilities	639,327	464,234
Long-term debt	79,959	99,947
Other non-current liabilities	533,937	577,556
Total liabilities	1,253,223	1,141,737
Equity	3,558,170	3,679,807
Total liabilities & equity	$4,811,393	$4,821,544

Note: The financial and operating statistics in this press release are unaudited.

- END -